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                       SECURITIES and EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 26, 2002 (March 7, 2002)

                              THE BISYS GROUP, INC.

             (Exact name of registrant as specified in its charter)


           Delware                     0-19922                  13-3532663

(State or other Jurisdiction       (Commission File           (IRS Employer
       of incorporation)               Number)             Identification  No.)


                    90 Park Avenue, New York, New York 10016

                    (Address of principal executive offices)

                                 (212) 907-6000

              (Registrant's telephone number, including area code)

                                 Not Applicable

          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         A. On March 7, 2002, The BISYS Group, Inc. (the "Company") issued a press release announcing that it had entered into a definitive agreement to acquire Hemisphere Management Limited, a Bermuda company, Hemisphere Financial Services LLC, a Delaware limited liability company, Hemisphere Financial Group LLC, a Delaware limited liability company, and Hemisphere (Ireland) Limited, an Ireland company (collectively, the "Hemisphere Group of Companies"), for a purchase price of approximately $130 million in cash. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

         B. On March 22, 2002, the Company issued a press release announcing that it had completed the acquisition of the Hemisphere Group of Companies. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)      Exhibits

Exhibit No.               Description

99.1                      Press Release issued by The BISYS Group, Inc. dated
                          March 7, 2002

99.2                      Press Release issued by The BISYS Group, Inc. dated
                          March 22, 2002


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                THE BISYS GROUP, INC.


                                                By:/s/ Kevin J. Dell
                                                   -----------------------------
                                                       Kevin J. Dell
                                                       Executive Vice President,
                                                       General Counsel and
                                                       Secretary

Date:  March 26, 2002





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                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION

99.1                       Press Release issued by The BISYS Group, Inc. dated
                           March 7, 2002

99.2                       Press Release issued by The BISYS Group, Inc. dated
                           March 22, 2002